DSH #2 Building Lease Agreement

SHANGHAI YUAN HOWE ELECTRONICS CO., LTD. Address: No.8, Lane 18, SanZhuang Road, Songjiang Export Processing Zone, Shanghai, People’s Republic of China. (“Yuan Howe”)

SHANGHAI KAI HONG TECHNOLOGY ELECTRONIC CO., LTD. Address: No.1, Lane 18, SanZhuang Road, Songjiang Export Processing Zone, Shanghai, People’s Republic of China. (“DSH”)

DSH and Yuan Howe are collectively referred to as the “Parties” and individually as a “Party”.

RECITALS

1.

Yuan Howe and DSH, in January 2013, entered into a memorandum of renewing a five year lease agreement (From February 1, 2013 to January 31, 2018) about Yuan Howe to lease a manufacturing facility (“DSH #2 Building”) and other relevant support facilities to DSH; and

2.

Yuan Howe and DSH, based on relevant laws of the People’s Republic of China and city of Shanghai, now desire to enter into a Lease Agreement with detail terms and conditions concerning the lease of the DSH #2 Building and relevant support facilities.

Now, THEREFORE, in consideration of the premises and of the mutual covenants contained in this Lease Agreement, the parties agree as follows:

1.	Definitions

Unless otherwise defined in this Lease Agreement, the terms used herein shall have the following meanings:

1.1.

“DSH #2 Building” shall mean a five-story building located at No.2, Lane 18, SanZhuang Road, Songjiang Export Processing Zone, Shanghai, People’s Republic of China (“PRC”). A general overview of the DSH #2 Building area is set forth in the Exhibit 1 of this Lease Agreement along with the government certified actual building area.

1.2.	“DSH #1 Building” shall mean a five-story building located at No.1, Lane 18, SanZhuang Road, Songjiang Export Processing Zone, Shanghai, PRC.

1.3.	“Skyway Bridges” shall mean two crosswalk bridges located at the second floor and the fourth floor in between DSH #1 Building and DSH #2 Building.

1.4.	“#3 Auxiliary Building” shall mean a three-story building that is currently providing DSH #1 Building and DSH #2 Building with air compressor, vacuum, purified water and emergency generator supports.

1.5.

“#4 Auxiliary Building” shall mean a new three-story building, located at the north side of #3 Auxiliary Building, that is providing DSH #2 Building with air compressor, vacuum, purified water and emergency generator supports.

1.6.	“Total Lease Area” shall mean the total lease areas of the entire DSH #2 Building, the two Skyway Bridges and the #4 Auxiliary Building.

1.7.	“Building” shall mean DSH #2 Building, the two Skyway Bridges and the #4 Auxiliary Building.

1.8.

“Actual Area” either shall mean the government certified actual building area measurement of the areas of DSH #2 Building and the #4 Auxiliary Building or shall mean two Skyway Bridge’s final measured actual areas approved in writing by both Parties.

2.	Total Lease Area And Other Facilities

2.1.

Yuan Howe shall obtain from all necessary government authority checked and accepted inspection certificates. Yuan Howe further guarantees it is the legal and rightful owner of the DSH #2 Building, the two Skyway Bridges, the #4 Auxiliary Building and warrants that the quality of the materials used in construction shall meet DSH’s and relevant inspection’s requirements.

2.2.

DSH and Yuan Howe further agree to sign another agreement governing the quality and contents of the Total Lease Area’s current and future interior designs, interior modifications, safety regulations, manufacturing regulations, and other relevant issues.

2.3.

Yuan Howe constructed two Skyway Bridges between DSH #1 Building and DSH #2 Building. Two Skyway Bridges is located at the second floor and the fourth floor in between DSH #1 Building and DSH #2 Building.

2.4.	Yuan Howe installed two (2) commercial-grade elevators with the capacity of each such elevator for transport approximately two (2) tons of goods and readied for DSH’s use.

2.5.

Yuan Howe completed the construction of the DSH #2 Building and the #4 Auxiliary Building in a form completely ready for DSH’s occupancy, including the completion of each building floor’s major and necessary components.

3.	Lease Purpose and Use of Goods Manufactured

3.1.

Yuan Howe has inspected DSH’s business operation license and business investment in manufacturing certificate or the premise for DSH’s business manufacturing operations. DSH’s Total Lease Area should strictly adhere to government approved perimeters for manufacturing operations, and DSH should use the Total Lease Area according to its original intended purposes, including its original intended manufacturing plans and designs, for its intended manufacturing goods.

4.	Lease Period

4.1.

Both Parties agree that the lease period for the DSH #2 Building, the two Skyway Bridges and the #4 Auxiliary Building (collectively called the “Lease Period”) starts from February 1, 2013 to January 31, 2018.

4.2.

The Parties agree that the Lease Period for the Total Lease Area shall be terminated without further extension unless either party gives written notice of a request to extend such Lease Period not less than thirty (30) days before the expiration of the Lease Period. Either party shall not terminate this Lease Agreement without written approval from the other party. During the extension period of the Lease Period, various items and lease fees stated in Section 6 of this Lease Agreement may be adjusted on the basis of the market prices.

4.3.

If during the Lease Period Yuan Howe receives from a third party a bona fide, legally binding offer to lease any portion of the Actual Area that has not already leased by DSH, Yuan Howe shall notify DSH of this fact. Yuan Howe’s notice shall specify all the terms of the bona fide third party offer. DSH shall then have thirty (30) days to lease that portion of the Actual Area that has not already leased by DSH but has been specified in the third party’s bona fide offer. Yuan Howe shall not lease any such portion of the Actual Area to any third party until the thirty (30) day period has expired without DSH exercising its right of first refusal. Any other necessary terms and conditions not specified in this Lease Agreement, both Parties shall negotiate and sign a supplemental agreement for such unspecified terms and conditions. Such signed supplemental agreement shall constitute a part of this Lease Agreement and shall have the same effectiveness as this Lease Agreement.

5.	Total Lease Area

5.1.	DSH #2 Building has a total lease area of approximately 30,412.95 square meters, which includes the following:

a)	Floor 1A is approximately 3,356.48 square meters;

b)	Floor 1B is approximately 3,397.40 square meters;

c)	Floor 2 is approximately 3,397.40 square meters;

d)	Floor 3 is approximately 6,753.89 square meters;

e)	Floor 4 is approximately 6,753.89 square meters;

f)	Floor 5 is approximately 6,753.89 square meters.

5.2.	The total lease area of two Skyway Bridges is approximately 100 square meters. (Each Skyway Bridge is approximately 50 square meters).

5.3.	The total lease area of #4 Auxiliary Building is approximately 718.42 square meters. (Each floor of the #4 Auxiliary Building is approximately 239.47 square meters).

5.4.	The Total Lease Area is approximately 31,231.37 square meters, which includes lease areas of DSH #2 Building, two Skyway Bridges and the #4 Auxiliary Building.

5.5.	The Actual Area is measured according to the government’s real estate department issued final certification and actual measurement procedures.

6.	Lease Fees

6.1.

Regarding the DSH #2 Building floor 1A, both Parties agree that the monthly lease per square meter for the floor 1A shall be Renminbi (“RMB”) 41.46 per square meter. The total monthly lease shall be RMB139, 159.66.

6.2.

Regarding all other floors of DSH #2 Building except floor 1A, both Parties agree that the monthly lease per square meter for these floors shall be RMB 27.63 per square meter. The total month lease shall be RMB 747,570.27.

6.3.	Regarding two Skyway Bridges, both Parties agree that the monthly lease per square meter for both Skyway Bridges shall be RMB 55.27. The total monthly lease shall be RMB 5,527.00.

6.4.	Regarding the #4 Auxiliary Building, both Parties agree that the monthly lease per square meter for the #4 Auxiliary Building shall be RMB 27.63. The total monthly lease shall be RMB 19,849.94.

6.5.	Both Parties agree that the total monthly lease for the Total Lease Area shall be RMB 912,106.87.

7.	Deposit and Other Fees

7.1.	DSH shall pay Yuan Howe a deposit amount of RMB 912,106.87 (“Security Deposit”), equal to the Total Lease Area’s one-month lease fee, upon the Effective Date of this Lease Agreement.

7.2.

Yuan Howe, upon receiving the Security Deposit, shall issue an evidentiary receipt of the Security Deposit to DSH. Upon the termination of this Lease Agreement, Yuan Howe shall return the Security Deposit to DSH minus any portion of fees and/or expenses of DSH as specified in this Lease Agreement.

7.3.	Building Management Fee

DSH agrees to pay Yuan Howe Building Management Fee equivalent to the amount of 4% of the total monthly lease for the Total Lease Area.

Yuan Howe shall provide DSH management services as follows:

(1)	maintenance and repairs of buildings and facilities in the Total Lease Area;

(2)	maintenance and repairs of public buildings and areas and public facilities within the Total Lease Area;

(3)	maintain cleanliness and sanitation in the Total Lease Area and any public facilities and areas;

(4)	maintain landscaping and environment in the Total Lease Area and any public facilities and areas;

7.4.	Ground Lease Fee

Both Parties agree, upon the Effective Date of this Lease Agreement, that DSH shall pay the ground lease fee for the full 6,166.71 square meters of gross area related to the Total Lease Area. Each square meter shall cost RMB 4.38, and the total monthly ground lease fee shall be RMB 27,010.19.

8.	Method of Payment

8.1.

DSH shall pay the total monthly lease for the Total Lease Area, Building Management Fee, Ground Lease Fee, and any related fees to Yuan Howe on the first calendar day of every month of the Lease Period to a RMB bank account as designated by Yuan Howe.

9.	Usage Requirements for the Total Lease Area

9.1.

Both Parties, upon signing this Lease Agreement, shall specify various manufacturing safety, fire safety, special safety and security regulations for the Total Lease Area in accordance with the government’s safety and security regulations.

9.2.

During the Lease Period, both Parties guarantee that all facilities and safety equipments in the Total Lease Area shall operate normally and safely. When Yuan Howe is inspecting any facilities or managing its safety management operations,

DSH shall coordinate with Yuan Howe to complete these tasks. If Yuan Howe discovers any hidden dangers or problems with DSH’s manufacturing operations, Yuan Howe has the obligation to notify DSH of these hidden dangers or problems and order DSH to correct these hidden dangers or problems with DSH’s manufacturing operations.

10.	Status of the Total Lease Area Upon the Termination of the Lease Agreement

10.1.	Except both Parties agree to extend this Lease Agreement, DSH shall return the Total Lease Area to Yuan Howe after the termination date of this Lease Agreement.

10.2.

When DSH returns the Total Lease Area and related lease facilities to Yuan Howe, the Total Lease Area and related lease facilities should meet its standard usage and be able to be used to carry out its original intended purpose. Both Parties shall also negotiate and agree to pay any remaining fees or expenses to be paid by each Party. Except any damage by nature cause, if DSH has caused any damages to any buildings or facilities in the Total Lease Area, Yuan Howe can demand DSH to repair the damaged buildings or facilities back to their original condition or demand compensations for the damages.

11.	Termination of the Lease Agreement

11.1.

If either Party terminates the Lease Agreement prior to the expiration of the Lease Period without the consent from the other Party, the Party that terminates the Lease Agreement shall pay damages to the other Party to compensate for such Party’s actual loss. The amount of damages shall include, but not be limited to, the reasonable profits, out-of-pocket costs, legal service fees, court fees, arbitration fees, accounting fees and removal or relocation fees.

12.	Insurance and Repair Costs

12.1.	During the term of the Lease, Yuan Howe shall purchase and maintain building insurance coverage to cover any and all casualty damage to the Total Lease Area.

13.	Liability for Breach of the Lease Agreement

13.1.

If DSH violates any provisions in Section 6 of this Lease Agreement and fails to pay the lease on time then DSH shall pay a penalty at the rate of 0.011% of the total monthly lease for the Total Lease Area for each day of the payment delay.

13.2.	During the term of the Lease Agreement, DSH shall not:

(1)	sub-lease any portion of the Total Lease Area or exchange the use of the Total Lease Area with any third party;
(2)	alter the structure of the Total Lease Area or damage any buildings or facilities in the Total Lease Area;
(3)	change this Lease Agreement purpose stipulated by the competent authorities.

14.	Warranties

14.1.

Yuan Howe hereby warrants that if any portion of the Total Lease Area is sold to any third party during the Lease Period or the extended period of the Lease Period, such third party shall be required to fulfill all obligations of Yuan Howe under this Lease Agreement. If said third party fails to carry out this Lease Agreement, Yuan Howe shall compensate DSH for all of DSH’s losses and damages.

14.2.	In case Yuan Howe mortgages any portion of the Total Lease Area to the third party, any loss suffered by DSH shall be paid by Yuan Howe.

15.	Force Majeure

15.1.

Force Majeure shall mean any event which arises after the Effective Date that is beyond the control of the Parties, and is unforeseen, unavoidable and insurmountable, and which prevents total or partial performance by either Party. Such events shall include earthquakes, typhoons, flood, fire, war, acts of government or public agencies, strikes and any other event which cannot be foreseen, prevented and controlled, including events which are recognized as Force Majeure in general international commercial practice.

15.2.	Consequences of Force Majeure

(1)

If an event of Force Majeure occurs, the contractual obligation of a Party affected by such an event shall be suspended during the period of delay and the time for performing such obligation shall be extended, without penalty, for a period equal to such suspension.

(2)

The Party claiming Force Majeure shall give prompt notice to the other Party in writing and shall furnish, within fifteen (15) days thereafter, sufficient proof of the occurrence and expected duration of such Force Majeure. The Party claiming Force Majeure shall also use all reasonable efforts to mitigate or eliminate the effects of the Force Majeure.

(3)

If an event of Force Majeure occurs, the Parties shall immediately consult with each other in order to find an equitable solution and shall use all reasonable efforts to minimize the consequences of such Force Majeure.

16.	Effective Date of the Lease Agreement

16.1.	This Lease Agreement shall become effective after the legal representatives or authorized representatives of both Parties affix their signatures and company seals on the Lease Agreement.

17.	Language of the Lease Agreement

17.1.	The Lease Agreement is made and executed in Chinese and English, both versions having equal validity except as otherwise prohibited under the law.

18.	Settlement of Dispute

18.1.	Friendly consultations

(1)

In the event of any dispute, difference, controversy or claim arising out of or related to the Lease, including, but not limited to, any breach, termination or validity of this Lease Agreement, (the “Dispute”) then upon one Party giving the other Party notice in writing of the Dispute (the “Notice of Dispute”), the Parties shall attempt to resolve such Dispute through friendly consultation.

(2)

If the Dispute has not been resolved through friendly consultations with thirty (30) days from the Notice of Dispute, the Dispute shall be resolved by arbitration in accordance with Section 18.2 of this Lease Agreement. Such arbitration may be initiated by either Party.

18.2.	Arbitration

The arbitration shall be conducted by Shanghai Arbitration Commission in Shanghai, China in accordance with its procedure and rules. The arbitration award shall be final and binding on the Parties. The costs of arbitration shall be borne by the losing Party except as may be otherwise determined by the arbitration tribunal.

18.3.	Continuance of performance

Except for the matter in Dispute, the Parties shall continue to perform their respective obligations under this Lease Agreement during any friendly consultations or any arbitration pursuant to this Section 18.

18.4.	Separability

The provisions of this Section 18 shall be separable from the other terms of this Lease Agreement. Neither the terminated nor the invalidity of this Lease Agreement shall affect the validity of the provisions of this Section 18.

19.	Applicable Law

19.1.

The validity, interpretation and implementation of this Lease Agreement and the settlement of Disputes shall be governed by relevant PRC laws and regulations that are officially promulgated and publicly available.

20.	Compliance with the Foreign Corrupt Practices Act and U.K. Bribery Act

20.1.

Yuan Howe acknowledges that DSH is a corporation with substantial presence and affiliation in the United States and, as such, is subject to the provisions of the Foreign Corrupt Practices Act of 1977 of the United States of America, 15 U.S.C.§§78dd-1, et seq., which prohibits the making of corrupt payments (the “FCPA”). Under the FCPA, it is unlawful to pay or to offer to pay anything of value to foreign government officials, or employees, or political parties or candidates, or to persons or entities who will offer or give such payments to any of the foregoing in order to obtain or retain business or to secure an improper commercial advantage.

20.2.

Yuan Howe acknowledges that DSH is a corporation with substantial presence and affiliation in the United Kingdom and, as such, is subject to the provisions of the United Kingdom’s Bribery Act 2010, which prohibits the making and receiving of corrupt payments to and from both public officials and commercial organizations (the “UK Bribery Act”). Under UK Bribery Act, it is unlawful to pay, to offer to pay or to receive anything of value to or from foreign government officials, employees, political parties or candidates, or private company employees or commercial organizations, or to or from persons or entities who will offer, give or receive such payments to or from any of the foregoing in order to obtain or retain business or to secure any improper commercial advantage.

20.3.

Yuan Howe further acknowledges that it is familiar with the provisions of the FCPA and UK Bribery Act and hereby agrees that Yuan Howe shall take or permit no action which will either constitute a violation under, or cause DSH to be in violation of, the provision of the FCPA and UK Bribery Act.

21.	Open Terms

21.1.

This Lease Agreement contains certain open terms including, but not limited to, Section 4,5,6,7 and related terms concerning the Actual Area of the Total Lease Area, the total monthly lease of the Total Lease Area, the Security Deposit and other related fees and expenses, which must be in accordance with the real estate sector of the Chinese government issued the actual area of the real estate license lease area for the entire lease area.

22.	Miscellaneous

22.1.	Any amendment to this Lease Agreement shall be in writing and duly signed by both Parties. Such Amendment shall constitute a part of this Lease Agreement.

22.2.

Both Parties acknowledge that they are aware of their respective rights, obligations and liabilities and will perform their obligations under this Lease Agreement in accordance with the provisions of the Lease Agreement. If one Party violates this Lease Agreement, the other Party shall be entitled to claim damages in accordance with this Lease Agreement.

22.3.

Any notice or written communication requited or permitted by this Lease Agreement shall be made in writing in Chinese and English and sent by courier service. The date of receipt of a notice or communication shall be deemed to be seven (7) days after the letter is deposited with the courier service provided the deposit is evidenced by a confirmation receipt. All notice and communication shall be sent to the appropriate address set forth below, until the same is changed by notice given in writing to the other Party.

To: Yuan Howe

Address: No.8, Lane 18, SanZhuang Road, Songjiang Export Processing Zone,

Shanghai, P.R. China

Attn: Shanghai Yuan Howe Electronic Co., Ltd.

To: DSH

Address: No.1, Lane 18, SanZhuang Road, Songjiang Export Processing Zone,

Shanghai, P.R. China

Attn: Shanghai Kai Hong Technology Co., Ltd.

22.4.

This Lease Agreement comprises the entire understanding between the Parties with respect to its subject matters and supersedes any previous or contemporaneous communications, representations, or agreements, whether oral or written. For purposes of construction, this Lease Agreement will be deemed to have been drafted by both Parties. No modification of this Lease Agreement will be binding on either Party unless in writing and signed by an authorized representative of each Party.

Shanghai Yuan Howe Electronic Co., Ltd.	Shanghai Kai Hong Technology Co., Ltd.
Representative: /s/ Legal Representative	Representative: /s/ Justin Kong
Date: 1/28/2013	Date: